                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Legend Properties, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                            LEGEND PROPERTIES, INC.
                         13662 OFFICE PLACE, SUITE 201
                           WOODBRIDGE, VIRGINIA 22192

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

Dear Shareholder:

     The annual meeting of shareholders of Legend Properties, Inc., a Delaware corporation (the "Company"), will be convened at the executive offices of the Company, 13662 Office Place, Suite 201, Woodbridge, Virginia on June 30, 1998, at 10:00 eastern time (the "Annual Meeting"). All shareholders of record of the Company as of the close of business on May 15, 1998 (the "Shareholders") are entitled to attend the Annual Meeting. At the Meeting, you will be asked:

          (1) To elect five (5) directors to hold office until the next annual meeting of Shareholders or otherwise as provided in the Company's Restated Certificate of Incorporation;

          (2) To concur in the selection of KPMG Peat Marwick LLP as the Company's principal independent public accountants for the fiscal year ended December 31, 1998; and

          (3) To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on May 15, 1998, as the record date (the "Record Date") for determining those Shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of Shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices for at least ten days prior to the Annual Meeting date.

     With respect to Proposal No. 1, the five individuals receiving the highest number of votes will be elected as Directors. Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and eligible to vote at the Annual Meeting, a quorum being present. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is authorized by and is made on behalf of the Company's board of directors.

                                          Sincerely,

                                          /s/ EDWARD F. PODBOY, JR.

                                          Edward F. Podboy, Jr.
                                          President and Chief Executive Officer

A copy of the Company's 1997 Annual Report is included with this notice and Proxy Statement.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF SHAREHOLDERS OF
                            LEGEND PROPERTIES, INC.

     This proxy statement is furnished to the holders of shares ("the Shareholders") of common stock, $0.01 par value (the "Common Stock" or the "Shares"), of Legend Properties, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Directors" or the "Board") for use at the annual meeting of Shareholders. The annual meeting will be convened on June 30, 1998, at approximately 10:00 a.m. eastern time (the "Annual Meeting"). Copies of this Proxy Statement, the attached notice, and the enclosed form of proxy were first sent or given to Shareholders on or about May 22, 1998. Shareholders who wish to attend the Annual Meeting should contact the Company at 703-680-2226 to make arrangements.

     The Company will pay the costs of soliciting proxies, including the cost of preparing, printing and mailing this Proxy Statement. Proxies may be solicited by the Directors, the Company's officers or employees. None of these individuals will be compensated for soliciting proxies, but may be reimbursed for out-of-pocket expenses. The Company will also reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for forwarding soliciting materials to the beneficial owners of the Shares.

     Shares represented by properly executed proxies in the accompanying form received by the Board prior to the Annual Meeting will be voted at the Annual Meeting. Shares represented by proxy will be voted as specified. If a choice is not specified but the proxy is otherwise properly executed, the Shares represented by that proxy will be voted in accordance with the recommendations of the Board and in accordance with the judgment of the persons acting under proxies on other matters presented for a vote. A Shareholder may revoke a proxy by: (i) giving written notice to the Company before the proxy is voted at the Annual Meeting; (ii) executing and delivering a later-dated proxy; or (iii) attending the Annual Meeting and voting the Shares in person.

     The close of business on May 15, 1998 has been fixed as the date for determining those Shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the Company had 6,290,874 Shares outstanding, each of which entities the holder thereof to one vote at the Annual Meeting. Only Shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of Common Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum. Abstentions and broker non-votes will be treated as Shares present at the meeting for purposes of determining whether a quorum exists. The five individuals receiving the highest number of votes will be elected to the Board. The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote, a quorum being present, will be required to approve proposal number two. An abstention or broker non-vote will have no effect since approval of the proposal requires only a majority of the Shares actually voted.

     The mailing address of the principal executive offices of the Company is 13662 Office Place, Suite 201, Woodbridge, Virginia 22192.

               THE DATE OF THIS PROXY STATEMENT IS MAY 22, 1998.

     SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION MADE BY THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH EITHER IN THIS PROXY STATEMENT OR IN THE COMPANY'S AFFAIRS SINCE THE

DATE HEREOF. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH THE SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE A SOLICITATION.

                             AVAILABLE INFORMATION

     The Company files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy materials and other information concerning the Company can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and, the Citicorp Center, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies can be obtained by mail from the Commission at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                    MATTERS TO BE CONSIDERED BY SHAREHOLDERS

PURPOSE OF THE MEETING

     At the Annual Meeting which will be held at the Company's executive offices located at 13662 Office Place, Suite 201, Woodbridge, Virginia 22192, on June 30, 1998 at 10:00 a.m. eastern time, Shareholders will be asked to consider and vote upon the following proposals:

     PROPOSAL NO. 1: To elect five individuals as Directors of the Company to hold office until the next Annual Meeting of Shareholders, or otherwise as provided in the Company's Restated Certificate of Incorporation (the "Certificate").

     PROPOSAL NO. 2: To concur in the selection of KPMG Peat Marwick LLP as the Company's principal independent public accountants for the fiscal year ended December 31, 1998.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Five individuals will be elected at the Annual Meeting to serve as Directors of the Company until the next annual meeting of Shareholders or otherwise as provided in the Certificate. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees for Directors with respect to all proxies received by the Company. If any nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board. The Directors have no reason to believe that the nominees named will be unable to serve if elected.

     The nominees for Director are as follows:

     Walter E. Auch, Sr., age 76, retired since 1986. From 1979-1986, Mr. Auch was the Chairman and Chief Executive Officer of the Chicago Board Options Exchange. Prior to that time, he was Executive Vice President, Director and a member of the executive committee of PaineWebber. Mr. Auch is a director of Pimco L.P., Geotek Communications, Smith Barney Concert Series Funds, Smith Barney Trak Fund, Nicholas Applegate Funds, Fort Dearborn Fund, Semele Group, Inc. and BSRT Management Corp. and a Trustee of Banyan Strategic Realty Trust, Hillsdale College and the Arizona Heart Institute. Mr. Auch has been a director of the Company since 1988.

     Robert M. Ungerleider, age 56, is the President of Pilot Books, a book publisher located in Greenport, New York and practices law with, and is of counsel to, the firm of Felcher, Fox & Litner P.C., in New York, New York. He has founded, developed and sold a number of start-up ventures including Verifone Finance, an equipment leasing business, SmartPage, a paging service company and Financial Risk Underwriting Agency, Inc., an insurance agency specializing in financial guarantee transactions. Prior to these endeavors, Mr. Ungerleider practiced real estate and corporate law for ten years. Mr. Ungerleider has been a director of the Company since 1988.

     Fred E. Welker, III, age 50, has been the President of Realty Financial Advisors, Inc., a real estate investment banking firm, since January 1993. From 1982 to 1992, Mr. Welker was the Executive Vice President for the Southeast Regional Office of Sonnenblick-Goldman Company, a real estate investment banking firm. From 1981 to 1982, Mr. Welker was Vice President-Joint Ventures for American Savings & Loan Association, and from 1976 to 1981 he was a commercial loan officer with First Federal of Broward (merged with Glendale Federal). Mr. Welker has been a director of the Company since January 1997.

     Jan Petter Storetvedt, age 43, has been a director of OR Consult AS, a company primarily involved with providing services to companies owned substantially by Aker RGI ASA since September 1997. From March 1997 to August 1997, Mr. Storetvedt was the Senior Vice President, Investment Real Estate of Aker RGI ASA. Since December 1991, Mr. Storetvedt has served as President, Chief Executive Officer and Director of Avantor ASA, a publicly-traded Norwegian based real estate company. Since March 1997, he has served as Chairman of the Board of Avantor ASA. Mr. Storetvedt has been Chairman of the Board of the Company since June 1997.

     Jon Alvar Oyasaeter, age 36, is Vice President, Investments of Aker RGI ASA and has been employed by Aker since 1986, serving in a number of positions. Mr. Oyasaeter is a graduate of the Norwegian School of Economics and Business Administration and has been a Director of the Company since August 1997.

     The Board is required to meet at least four times per year, either in person or by telephonic conference. The Board met eleven times during the fiscal year ended December 31, 1997. The Directors have established two committees, an audit committee and a compensation committee. The audit committee is comprised of Messrs. Ungerleider and Welker. The compensation committee is comprised of Messrs. Storetvedt, Auch and Welker. During the fiscal year ended December 31, 1997, the audit committee and the compensation committee each met one time.

     RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates Messrs. Auch, Welker, Ungerleider, Storetvedt and Oyasaeter for election as Directors to serve until the next annual meeting of Shareholders or as otherwise provided in the Certificate.

     VOTE REQUIRED. The five individuals receiving the highest vote totals will be elected as directors.

PROPOSAL NO. 2: TO CONCUR IN THE APPOINTMENT BY THE BOARD OF DIRECTORS OF KPMG PEAT MARWICK LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

     KPMG Peat Marwick LLP ("KPMG") has served as the Company's principal independent accountant since December 31, 1996. KPMG was the principal independent accountant for RGI U.S. Holdings, Inc. ("RGI/US"), and audited RGI/US' consolidated financial statements as of and for the years ended December 31, 1993, 1994 and 1995. The independent accounting firm of Ernst and Young LLP ("E&Y") served as the Company's principal independent accountant from December 21, 1995 to December 30, 1996. At no time during E&Y's engagement were there any disagreements between the Company and E&Y on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure.

     The Board believes that KPMG is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of its principal independent accountants. Therefore, the Board has selected KPMG Peat Marwick LLP to act as the Company's principal independent accountants to examine the Company's consolidated financial statements for the fiscal year ended December 31, 1998. Although the selection of independent accountants does not require the approval of the Company's shareholders, the Board believes it is desirable to obtain the Shareholders' concurrence. Due to the difficulty and expense involved in retaining another independent accounting firm on short notice, the Board does not contemplate appointing another firm to act as the Company's independent accountants for the fiscal year ended December 31, 1998 if the Shareholders do not concur in the appointment of KPMG Peat Marwick LLP. Instead, the Board will consider the vote as advice in making its selection of independent accountants for the following year.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD: The Board hereby recommends that the Shareholders concur in the following resolution which will be presented for a vote of the Shareholders at the Annual Meeting:

          RESOLVED, that KPMG Peat Marwick LLP be and hereby are appointed to serve as the Company's principal independent accountants for the fiscal year ended December 31, 1998.

     VOTE REQUIRED. The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required to adopt the foregoing resolution.

                               EXECUTIVE OFFICERS

     The following section sets forth information with respect to the Company's executive officers. Each officer serves until his successor is elected and qualified by the Directors or until his death, resignation or removal by the Directors. For Mr. Storetvedt's biography see "Matters to be Considered by Shareholders -- Election of Directors" above.

     Edward F. Podboy, Jr., age 50, has been the President of the Company since August 1997. Prior to his appointment, Mr. Podboy was the President of LPI Development, Inc., a subsidiary of the Company. From 1991 to 1997 he was a Vice President with Banyan Management Corp. He has also been the Chief Financial Officer for United Development Co., was a management consultant for the public accounting firm Coopers & Lybrand and Chief Financial Officer of a mortgage banking operation.

     Robert B. Cavoto, age 37, has been Vice President, Chief Financial Officer and Assistant Secretary of the Company since November 1997. During 1997, prior to this appointment, Mr. Cavoto was a financial consultant to LPI Development, Inc., a subsidiary of the Company. From 1991 to 1997, he was an Asset Manager with Banyan Management Corp., and was responsible for entitlement, development, financing and disposition activities for a portfolio of mixed-use and residential land developments. From 1988 to 1991, Mr. Cavoto was Vice President of finance for a real estate company. Prior to that he was a manager in KPMG Peat Marwick LLP's real estate practice. Mr. Cavoto received his B.S. in Accounting from Northern Illinois University and is a Certified Public Accountant.

     Peter J. Henn, age 37, has been Vice President, General Counsel and Secretary of the Company since November 1997. Since March 1994, Mr. Henn has represented certain of the Company's Florida subsidiaries and provided real estate closing and escrow services to the Company as President of Harbor Title & Escrow Company. Mr. Henn received his B.A. and M.A. in Economics from Florida Atlantic University and his J.D. from the University of Miami School of Law.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.  DIRECTOR COMPENSATION

     The Directors are paid an annual fee of $15,000, payable quarterly, plus $875 for each board meeting, including meetings of the audit committee or compensation committee, attended in person and $250 an hour for each board meeting, including meetings of the audit committee or compensation committee, attended via telephonic conference call. In addition, each Director is reimbursed for out-of-pocket expenses incurred in attending Board meetings.

B.  EXECUTIVE COMPENSATION

     Salary Compensation Table. The following information is furnished with respect to the current and former Chief Executive Officers (no other Executive Officer employed by the Company at the end of calendar year 1997 earned salary and bonus in excess of $100,000).

                                         ANNUAL COMPENSATION
                                      -------------------------      ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS    COMPENSATION(3)
    ---------------------------       ----   --------   -------   ---------------
Edward F. Podboy, Jr. ..............  1997   $133,802   $44,985      $ 31,000
Chief Executive Officer(1)            1996        n/a       n/a           n/a
                                      1995        n/a       n/a           n/a

Kenneth L. Uptain,..................  1997   $283,131        --            --
Former Chief Executive Officer(2)     1996        n/a       n/a       100,000
                                      1995        n/a       n/a            --

---------------
(1) Mr. Podboy has served as President and Chief Executive Officer of the Company since August 1997. From April to August 1997, Mr. Podboy served as President of LPI Development, Inc. a subsidiary of the Company.

(2) Mr. Uptain served as Chief Executive Officer of the Company from December 1996 to August 1997.

(3) Other compensation includes $31,000 in relocation expenses paid to Mr. Podboy, and $100,000 in consulting fees paid to R.L. Associates, a corporation of which Mr. Uptain is the sole shareholder.

     The Company has entered into a three-year employment agreement with Edward
F. Podboy, to serve as the Company's President and Chief Executive Officer. Under the agreement, the Company will pay Mr. Podboy a base compensation equal to $225,000 in year one, $235,000 in year two and $245,000 in year three. In addition to the base compensation, the Company will also pay Mr. Podboy incentive compensation equal to: (i) a variable percentage of the Company's total revenue based on overall Company performance in relation to the Company's budget for the year; (ii) a percentage of funds raised for the Company's benefit through recapitalization loans or joint ventures with third parties; (iii) a percentage of revenue derived from the sale of certain non-core assets at predetermined prices; and (iv) a percentage of total revenue if the Company is sold or there is a change of control of the Company. The Company also anticipates granting Mr. Podboy options to purchase share of the Company's Common Stock.

     Under the agreement, Mr. Podboy is also entitled to receive the balance owed to him under the contract, but no less than one year's base compensation plus 1.5% of the asset values which are part of the transaction less any debt obligations (unless the obligations are assumed) upon a sale or change of control of the Company. Mr. Podboy is also entitled to receive the standard benefits package for Company employees, a car allowance of $500 per month, life insurance equal to two times base compensation, disability insurance equal to 100% of base compensation for the first six months of any disability and 60% of base compensation until age 65. The agreement is terminable by the Company with or without cause under certain circumstances set forth in the agreement.

C.  EXECUTIVE AND DIRECTORS' STOCK OPTION PLAN

     On June 25, 1993, the Company's stockholders approved and adopted the 1993 Executive and Directors' Stock Option Plan (the "Plan"). The Plan grants the Board of Directors the authority to issue up to 40,000 shares (adjusted for the stock split) of the Company's Common Stock. The Plan consists of an Executive Option Grant Program and a Director Option Grant Program. Under the Director Option Grant Program, each Director holding office on the tenth business day after adjournment of the annual meeting automatically receives an option to acquire 1,000 Shares. Options granted to Directors vest 50% upon the first anniversary of the date of the grant and 50% upon the second anniversary of the date of the grant and expire ten years from the date of the grant.

     The Board administers the Executive Option Grant Program and has the authority to determine, among other things, the individuals to be granted options, the exercise price at which Shares may be acquired, the number of Shares subject to each option and the exercise period of each option. The Board is also authorized to construe and interpret the Executive Option Grant Program and to prescribe additional terms and conditions of exercise in option agreements and provide the form of option agreement to be utilized with the Executive Option Grant Program. No Director is eligible to receive options under the Executive Option Grant Program.

     Options granted under the Plan are not transferable except by will or by the laws of descent and distribution, and are exercisable during an optionee's lifetime only by the optionee or the appointed guardian or legal representative of the optionee. Upon the: (a) death or permanent and total disability of an optionee; or (b) retirement in accord with the Company's retirement practices, then any unexercised options to acquire shares will be exercisable at any time within one year in the case of (a) and ninety days in the case of (b) but in no case beyond the expiration date specified in the Option Agreement. If, while unexercised options remain outstanding under the Plan, the Company ceases to be a publicly-traded company, or if the Company merges with another entity or a similar event occurs, all options outstanding under the Plan will immediately become exercisable at that time.

     The Plan requires the optionee to pay, at the time of exercise, for all shares acquired on exercise in cash, shares or, in the case of the Executive Option Grant Program, other forms of consideration acceptable to the Board.

     If the Company declares a stock dividend, splits its stock, combines or exchanges its Shares, or engages in any other transactions which results in a change in capital structure such as a merger, consolidation, dissolution, liquidation or similar transaction, the Board may adjust or substitute, as the case may be, the number of Shares available for options under the Plan, the number of Shares covered by outstanding options, the exercise price per share of outstanding options, any target price levels for vesting of the options and any other characteristics of the options as the Board deems necessary to equitably reflect the effects of those changes on the option holders.

     The exercise prices as well as the number of shares issuable on any options granted prior to the Merger have been adjusted to give effect to the Company's 25 to 1 reverse stock-split as approved by its stockholders.

     Options granted under the Executive Option Grant Program are generally exercisable and will vest in installments as follows: (1) 33.3% of the number of shares commencing on the first anniversary of the date of grant; (ii) an additional 33.3% of the shares commencing on the second anniversary of the date of the grant; and (iii) an additional 33.4% of shares commencing on the third anniversary of the date of grant. Options for all shares as granted under the Director Option Grant Program will be exercisable and vest as follows: (i) 50.0% of the number of shares commencing on the first anniversary of the date of grant; and (ii) an additional 50.0% of the number of shares commencing on the second anniversary of the date of grant. The Board is granted discretion to determine the term of each Option granted under the Executive Option Grant Program, but in no event will the term exceed ten years and one day from the date of grant.

     There were no stock options granted or exercised during the fiscal year ended December 31, 1997, except for options granted to Directors under the Director Option Grant Program.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation policy for the Company's executive officers is set by the Compensation Committee. The Compensation Committee reviews and approves compensation and terms of employment with respect to the Chief Executive Officer and, based on the recommendations of the Chief Executive Officer, with respect to certain officers and project presidents who report directly to the Chief Executive Officer.

     The Company's compensation philosophy is intended to contribute to increasing shareholder value. To achieve this, the Company: (i) structures compensation to the performance of its employees in achieving the strategic business plan; and (ii) provides compensation sufficient to attract, motivate and retain quality executives. Periodically, the Compensation Committee retains the services of a compensation consulting firm to provide recommendations on compensation and to compare the Company's compensation with a peer group of companies in the real estate industry similar to the Company.

     The components of compensation for executive officers are base salary, annual bonuses and performance incentives. In determining base salary, primary consideration is given to the executive's level of responsibility, individual experience and skills, and by reference to the competitive marketplace for comparable positions at comparable companies. Annual bonuses are determined after evaluating company and individual results, and other objective and subjective factors.

     Performance incentives are provided for the Chief Executive Officer based on the Company's revenue performance and the ability to raise additional funds for the Company. The primary purpose of this component of compensation is to provide an incentive for meeting or exceeding performance goals and to promote long-term Company growth.

                                          The Compensation Committee:

                                          Jan Petter Storetvedt
                                          Walter E. Auch, Sr.
                                          Fred L. Welker

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return of Legend Properties, Inc., the Russell 2000, and a "peer group" comprised of the following companies: American Gulf Communities Corporation, Castle & Cooke, Inc., HMG Courtland Properties, Inc., Interstate General Company, L.P. Oriole Homes Corp. and Bluegreen Corporation (f/k/a Patten Corporation).

  Measurement Period                                         The
(Fiscal Year Covered)                                      Company          Peer Group       Russell 2000
Dec 92                                                      100.00            100.00            100.00
Dec 93                                                      181.16            140.71            117.00
Dec 94                                                       81.16            127.84            113.28
Dec 95                                                       57.97            117.47            142.97
Dec 96                                                       44.93            131.57            164.07
Jul 97                                                       21.74            139.11            187.54
Dec 97                                                        4.35            137.24            197.74

     On July 31, 1997, as a result of the Company's inability to meet the rules established by Nasdaq for companies included in the small cap system, the Company's shares were removed from the Nasdaq Small Cap Market. Although the Company may attempt to relist the Shares on the Nasdaq Small Cap Market, the Company does not currently satisfy the criteria for inclusion in the Nasdaq system. There can be no assurance that the Company will ever be able to satisfy the criteria.

     The above graph is based upon Common Stock and index prices calculated as of December 31 for each of the last five years. The Company's December 31, 1997 closing price per share of Common Stock was $0.75 based on trading in "pink sheets" in the secondary market. Because of the delisting from the Nasdaq Small Cap market described above, the last trading day on the Nasdaq Small Cap Market is included as a separate data point in the graph. The Company's July 31, 1997 closing price per share of common stock was $3.75.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 31, 1998 regarding the number and percentage of outstanding shares of the Company beneficially owned by the directors and principal officers of the Company and each person known by the Company to own more than 5% of its Common Stock. Share amounts and percentages shown for each person or entity are adjusted to give effect to shares of Common Stock of the Company that are not outstanding but may be acquired by a person or entity upon exercise of all options exercisable by such entity or person within 60 days of May 22, 1998. However, those Shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                          AMOUNT OF
                  NAME AND ADDRESS OF                     BENEFICIAL     PERCENT
                    BENEFICIAL OWNER                      OWNERSHIP    OF INTEREST
                  -------------------                     ----------   -----------
RGI Holdings, Inc. and affiliates.......................  4,996,846        79%
1420 Fifth Avenue, Suite 4200
Seattle, Washington 98101
Walter E. Auch, Sr.(1)..................................      4,140          *
Edward F. Podboy, Jr.(1)................................        840          *
Robert M. Ungerleider(1)................................      5,060          *
Fred E. Welker, III(1)..................................        500          *
All Directors and Officers of the
  Company as a group (8 persons)(1).....................     10,540          *

---------------
 *  less than 1%

(1) Represents shares and/or shares issuable upon exercise of options at exercise prices ranging from $7.74 to $28.13 per share.

     The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). The SEC requires officers, directors and greater than ten percent shareholders to furnish the Company with copies of all these forms filed with the SEC or the NASD.

     To the Company's knowledge, based solely on its review of the copies of these forms received by it, or written representation from certain reporting persons that no additional forms were required for those persons, the Company believes that all filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with during 1997, except that the Form 3's for Messrs. Storetvedt and Oyasaeter were not timely filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A.  CONSULTING AND OTHER FEES

     The Company paid the law firm of Peter J. Henn, P.A. $175,550 during the fiscal year ending December 31, 1997 for legal services provided to the Company by Peter J. Henn, the Company's Vice President, General Counsel and Secretary. Mr. Henn received no other compensation from the Company for serving as an officer of the Company. Harbor Title & Escrow Company, owned 100% by Mr. Henn who also serves as its president, also provides the Company with title insurance for parcels sold by the Company and located in the State of Florida. Harbor Title & Escrow Company received $64,500 in title insurance premiums from the Company during the fiscal year ending December 31, 1997. Harbor Title & Escrow Company charges the Company the minimum title insurance rates allowed under Florida law as determined by the Florida Department of Insurance. The Company has entered into a Legal Service Agreement with Mr. Henn's law firm under which the Company will pay $200,000 for legal services to be provided to the Company for the fiscal year ending December 31, 1998.

B.  PAYABLES

     As of December 31, 1997 and 1996, respectively, the Company was indebted to affiliates of RGI Holdings, Inc. in the following amounts:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
     Unsecured note payable to parent, interest at the prime
      rate plus 5% (13.25% at December 31, 1996), principal
      and interest due on demand............................  $        --   $   400,000

     Mortgage note payable, interest accrues at the lower of
      prime rate plus 2% or 30-day LIBOR rate plus 2.5%
      (8.22% at December 31, 1997). Interest payable at
      December 31, 1998 and April 1, 1999, principal due
      April 1, 1999, secured primarily by certain real
      estate inventory......................................    6,391,084     6,391,084

     Unsecured note payable, interest accrues at LIBOR plus
      1% (6.72% at December 31, 1997), principal and
      interest due April, 1999..............................    4,012,667     4,000,000

     Mortgage note payable, interest accrues at the lower of
      prime rate plus 2% or 30-day LIBOR rate plus 2.5%
      (8.22% at December 31, 1997). Interest payable at
      December 31, 1998 and April 1, 1999, principal due
      April, 1999, secured primarily by certain real estate
      inventory.............................................   24,258,788    24,258,788

     Unsecured notes payable, interest accrues at LIBOR plus
      1%. Principal and interest due July, 1999.............   10,400,000    10,400,000

     Accrued interest.......................................    6,868,311     2,159,225

     Line of credit, with a limit of $21,000,000, partially
      secured by a second mortgage on certain real estate
      inventory. Interest accrues at the prime rate plus 2%
      (10.5% at December 31, 1997). Principal and accrued
      interest due April 1999...............................   20,960,448            --

     Other..................................................        2,629            --
                                                              -----------   -----------
                                                              $72,893,927   $47,609,097
                                                              ===========   ===========

     From January 1, 1997 to September 30, 1997, the Company had short-term borrowings from RGI Holdings, Inc. ("Holdings"), the Company's principal stockholder, of approximately $20.7 million. In conjunction with the settlement of the Delaware litigation (See Item 3 "Legal Proceedings" of the Company's Annual Report for the year ended December 31, 1997), Holdings agreed to, among other things, provide the Company with a line of credit in the aggregate principal amount of $8.5 million, bearing interest at the prime rate plus 2% (10.5% at March 20, 1998). The principal amount available under this line of credit agreement was increased to $17.0 million in May 1997, and then to $21.0 million in August 1997. Draws on the $21.0 million line of credit mature on April 1, 1999, and are partially secured by a second mortgage on certain of the Company's real properties. As of March 31, 1998, the Company had fully drawn on the credit line. The proceeds were used to, among other things, repay $2.6 million to Holdings for advances previously made to the Company during 1996 and the first quarter of 1997. The remaining proceeds were used to fund development, construction and operating costs associated with certain of the Company's properties, as well as certain general and administrative costs. As of December 31, 1997 and March 31, 1998, the Company owed Holdings $20,960,448 on this line, and $1,296,298 and $1,838,436, respectively, in accrued interest.

C.  GUARANTEES

     As of December 31, 1997, Resource Group International, Inc., and Aker RGI ASA, the indirect parent of Holdings, had collectively guaranteed up to approximately $43,900,000 of indebtedness incurred by direct and indirect subsidiaries of the Company owning the Grand Harbor and Oak Harbor properties. In addition, Aker RGI ASA has agreed to guarantee up to $15,000,000 of development bonds secured by Southbridge and

Chapman's Landing, real estate projects owned by the Company. As of December 31 1997, there was approximately $7,050,000 of development bonds outstanding.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for next year's annual meeting of Shareholders must be received by the Company at its executive office in Woodbridge, Virginia, on or prior to January 20, 1999 for inclusion in the Company's proxy statement for that meeting. Any Shareholder proposal must meet the requirements set forth in the rules of the Securities and Exchange Commission relating to Shareholder proposals.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, no business other than that discussed above is to be acted upon at the Meeting. If no other matters not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                          LEGEND PROPERTIES, INC.

                                          By the order of the Board of Directors

                                          /s/ EDWARD F. PODBOY, JR.
                                          Edward F. Podboy, Jr.
                                          President and Chief Executive Officer

Woodbridge, Virginia
May 22, 1998

                                                                 SKU# 4570-PS-98

LGP43 2
                                  DETACH HERE

                                     PROXY

                            LEGEND PROPERTIES, INC.

                               13662 OFFICE PLACE
                                   SUITE 201
                           WOODBRIDGE, VIRGINIA 22192

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edward F. Podboy, and Peter J. Henn, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Shares of Common Stock, $0.01 par value, of Legend Properties, Inc. held of record by the undersigned on May 15, 1998, at the Annual Meeting of Shareholders when convened on June 30, 1998, or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


SEE REVERSE                                                        SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

LGP43 2                           DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

  1.  Election of Directors.
      PROPOSAL to elect five Directors to hold office
      until the next Annual Meeting of Shareholders,
      or otherwise so provided in the Company's              2. PROPOSAL to concur in the       FOR     AGAINST    ABSTAIN
      Restated Certificate of Incorporation (mark               selection to KPMG Peat          [ ]       [ ]        [ ]
      one box):                                                 Marwick LLP as the Company's
                                                                principal independent public
      NOMINEES: Walter E. Auch, Sr., Robert M.                  accountants for the fiscal
      Ungerleider, Fred E. Welker, III, Jon Alvar               year ending December 31, 1998
      Oyasaeter, Jan Petter Storetvedt                          (mark one box):

              FOR                     WITHHELD
             [   ]                     [   ]                 3. In their discretion, the Proxies are authorized to transact any
[  ]                                                            other business as may properly come before the Meeting or
    -------------------------------------------                 any adjournment thereof.
    For all nominees expect as noted above

                                                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                                                             PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                                                             THIS CARD USING THE ENCLOSED ENVELOPE.

                                                             NOTE: Sign exactly as name appears at left. If joint
                                                             tenants, both should sign. If attorney, executor,
                                                             administrator, trustee of guardian, give full title
                                                             as such. If a corporation, please sign corporate
                                                             name by President or authorized officer. If
                                                             partnership, sign in full partnership name by
                                                             authorized person.


Signature:                                   Date:           Signature:                        Date:
          ----------------------------------      ----------           ------------------------     ------------